UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors.
     On September 24, 2008, CVR Energy, Inc. (the “Company”) announced that the Company’s Board of Directors elected C. Scott Hobbs to the Board effective as of that date. Mr. Hobbs has been named to serve on the Company’s Audit Committee.
     In connection with his appointment to the Company’s Board of Directors, Mr. Hobbs was granted options to purchase 9,100 shares of the Company’s common stock at an exercise price of $11.01 per share (the closing price of the Company’s common stock on the New York Stock Exchange on the date the option was granted). The options are subject to vesting in equal annual installments over three years. As compensation for serving as a director, Mr. Hobbs will receive an annual retainer of $60,000, paid monthly, and an annual grant of $60,000 of worth of equity in the Company, payable at the end of each year, in addition to the one-time stock option grant at the time of his appointment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being furnished as part of this Current Report on Form 8-K:

99.1	Press release, dated September 26, 2008, issued by CVR Energy, Inc., pertaining to the election of C. Scott Hobbs as a director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 26, 2008

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary